Exhibit 99.906 CERT

BCM Focus Funds

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Brian Bares, Principal Executive Officer and Principal Financial Officer of the BCM Focus Funds, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended October 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	01/04/2024

By:	/s/ Brian Bares
Title:	Brian Bares, Principal Executive Officer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the BCM Focus Funds, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.